Exhibit 32.1

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350

With reference to the Annual Report of FibroBiologics, Inc. (the “Company”), on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Pete O’Heeron, Chief Executive Officer of the Company, and Mark Andersen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Pete O’Heeron
Pete O’Heeron
Chief Executive Officer

/s/ Mark Andersen
Mark Andersen
Chief Financial Officer

Date: February 29, 2024